Exhibit 99.1

FISHER COMMUNICATIONS ELECTS ANTHONY CASSARA TO BOARD OF DIRECTORS

SEATTLE, WA – February 25, 2011 – Fisher Communications, Inc. (NASDAQ: FSCI), a leader in local media innovation, today announced the election of Anthony Cassara to the Company’s Board of Directors. Mr. Cassara will fill the vacant board seat formerly occupied by Deborah L. Bevier, who resigned from the board in December 2010.

“Tony is a well-known industry veteran with more than thirty years of broadcast experience, and we are pleased to be able to bring his unique insights and proven track record to our board room,” said Michael Wortsman, Chairman of the Board of Directors of Fisher Communications. “Tony has a well-documented history of growing broadcasting businesses and creating shareholder value and he will be a great asset to Fisher.”

Mr. Cassara served as President of Paramount Pictures’ Television Stations Group from 1993 to 2000, where he led a turnaround of the Group that led to record profits. He also developed and executed a strategy that expanded Paramount’s television group from six stations to 20 stations. Mr. Cassara began his broadcasting career at KTLA, where he became the youngest General Manager in the station’s history in 1977.

From 2000 to 2007, Mr. Cassara served as Executive Vice President of Chartwell Partners LLC, where he worked closely with Univision Chairman and Chartwell owner Jerry Perenchio on the expansion of Univision’s business. Mr. Cassara worked hand-in-hand with Mr. Perenchio to acquire U.S. television stations and launch Univision’s second television network, Telefutura. Mr. Cassara served on Univision’s Board of Directors from 2005 until the company was taken private in 2007.

Mr. Cassara currently serves on the Boards of Hero Broadcasting, which operates KBEH in Los Angeles, and Young Broadcasting. He joined the Young Broadcasting Board as an expert director after the company’s Chapter 11 bankruptcy filing.

Important Additional Information

In connection with its 2011 Annual Meeting of Shareholders, the Company will file a proxy statement and other documents regarding the 2011 Annual Meeting with the Securities and Exchange Commission and will mail the definitive proxy statement and a proxy card to each shareholder of record entitled to vote at the 2011 Annual Meeting. SHAREHOLDERS ARE URGED TO READ THE PROXY STATEMENT AND ANY OTHER RELEVANT DOCUMENTS WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. When they are available, the proxy statement and other documents relating to the 2011 Annual Meeting can be obtained free of charge from the SEC’s website at http://www.sec.gov. These documents can also be obtained free of charge from the Company at its website, www.fsci.com, under: Investor Information – SEC Filings.

The Company and its directors and executive officers may be deemed to be participants in the solicitation of proxies in connection with the 2011 Annual Meeting. INFORMATION REGARDING THE INTERESTS OF THE DIRECTORS AND EXECUTIVE OFFICERS IS SET FORTH IN THE COMPANY’S ANNUAL REPORT ON FORM 10-K FOR ITS FISCAL YEAR ENDED DECEMBER 31, 2009 FILED BY THE COMPANY WITH THE SECURITIES

AND EXCHANGE COMMISSION ON MARCH 12, 2010 AND IN THE COMPANY’S PROXY STATEMENT RELATING TO ITS 2010 ANNUAL MEETING OF SHAREHOLDERS FILED BY THE COMPANY WITH THE SECURITIES AND EXCHANGE COMMISSION ON APRIL 7, 2010.

About Fisher Communications, Inc.

Fisher Communications (FSCI) is an innovative local media company with television, radio, internet and mobile operations throughout the western United States. Fisher operates 20 television stations, which include network affiliations with ABC, CBS, FOX, Univision and CW that reach 3.5% of U.S. television households, and 10 radio stations targeting a full range of audience demographics. Fisher Interactive produces more than 125 local and hyper-local websites and delivers comprehensive multiplatform advertising solutions to local businesses. The Company is headquartered in Seattle, WA. More information about Fisher Communications, Inc. is available at www.fsci.com.

Contact:

Sard Verbinnen & Co

Paul Kranhold/Ron Low/David Isaacs

(415) 618-8750

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